EXHIBIT 4

SUBSCRIPTION AGREEMENT

AND INVESTOR QUESTIONNAIRE

Allied Corp., a Nevada corporation

Please carefully read all instructions and the terms and conditions of your Private Placement Memorandum dated April 5, 2022 (as amended or supplemented, the “Memorandum”) before filling out this Subscription Agreement and Investor Questionnaire (the “Subscription Agreement”). The Subscription Agreement must be completed and executed before this subscription for Shares is considered. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Memorandum. If you need assistance, please call the Company.

☐	When Subscription Agreement is complete, Federal Express or Express Mail your investment to:

Allied Corp. c/o Cutler Law Group, P.C. 6575 West Loop South, Suite 500 Bellaire, TX 77401 Telephone: (713) 888-0040 Facsimile: (713) 583-7150

☐	Make checks payable to

“Cutler Law Group, P.C.” and note Allied Corp. in the memo Or wire to: Account Name: Bank Name: Bank Address: Routing Number: Account Number: SWIFT/IBAN:

I. ACCOUNT REGISTRATION – CHECK ONE
☐	Individual Account	☐	Joint Registration (check one below)	☐	Pension or Profit Sharing	☐	Corporation, Partnership, Trust, Association or Other Entity
		☐	Joint Tenants with Right of Survivorship	☐	IRA
		☐	Tenants in Common
		☐	Tenants by Entirety
		☐	Community Property

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Name of APPLICANT, CUSTODIAN, CORPORATION, TRUST or BENEFICIARY			☐
PLEASE PUT A CHECK NEXT TO THE SOCIAL
M or F	Date of Birth	Soc. Sec. or Tax I.D.#
SECURITY NUMBER
☐ OR TAX I.D. NUMBER
Name of JOINT TENANT or TRUSTEE (if applicable)			RESPONSIBLE FOR TAXES.

M or F
	Date of Birth	Soc. Sec. or Tax I.D.#	☐ WE WILL REPORT THIS NUMBER TO THE IRS.

Name of ADDITIONAL TRUSTEE (if applicable)
M or F
	Date of Birth	Soc. Sec. or Tax I.D.#
Marital Status (please check one)
Single ☐	Married ☐	Separated ☐	Divorced ☐

$___________________ Investment Amount	(Minimum of 200 Shares at $1.75 per share unless lesser amount is approved by Allied Corp. (the “Company”))

HOME ADDRESS

Name

Street Address	Apt. Number

City	State	Zip Code

( )	( )
Phone Number	Facsimile Number	E-mail Address

BUSINESS ADDRESS

Name

Street Address	Apt. Number

City	State	Zip Code

( )	( )
Phone Number	Facsimile Number	E-mail Address

Please send all correspondence to:
Residence	Business

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II. SUBSCRIPTION AGREEMENT

You as an individual or you on behalf of a subscribing entity are being asked to complete this Subscription Agreement so a determination can be made as to whether or not you are qualified under applicable federal and state securities laws to purchase the Shares.

Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law for which a claim for damages may otherwise be made against you.

Your answers will be kept strictly confidential; however, by signing this Subscription Agreement, you will be authorizing the Company to present a completed copy of this Subscription Agreement to such parties as it may deem appropriate in order to make certain that the offer and sale of the Shares will not result in a violation of the Securities Act of 1933, as amended, or of the securities laws of any state.

This Subscription Agreement does not constitute an offer to sell or a solicitation of an offer to buy the Shares, or any other security.

All questions must be answered. If the appropriate answer is “None” or “Not Applicable,” please so state. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answers to any item. Please initial any correction.

INDIVIDUAL SUBSCRIBERS:

If the Shares subscribed for are to be owned by more than one person, you and the other co-subscriber must each complete a separate Subscription Agreement (except if the co-subscriber is your spouse and Statement 1, 2 or 3 of Part A under Section III below has been checked) and sign the signature page hereto. If your spouse is a co-subscriber, you must indicate his or her name and social security number.

CORPORATIONS, PARTNERSHIPS, PENSION PLANS AND TRUSTS:

The information requested herein relates to the subscribing entity and not to you personally (unless otherwise determined in the ACCREDITED INVESTOR STATUS Section). An authorized representative must sign the signature page of the Subscription Agreement, thereby providing consent to be bound by its terms.

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III. ACCREDITED INVESTOR STATUS
A.	INDIVIDUAL ACCOUNTS

I certify that I am an “accredited investor” because:

1. _______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year.(1)

2. _______ My spouse and I had a joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.(1)

3. _______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 exclusive of our home.(2)

  ______________

(1)	To calculate “income” for purposes herein, please use adjusted gross income as reported on the relevant federal tax return.
(2)	For purposes of this question, you may include your spouse’s net worth and but may not include the fair market value of your personal residence.

B.	CORPORATIONS, PARTNERSHIPS, EMPLOYEE BENEFIT PLANS OR IRAS

1.	Has the subscribing entity been formed for the specific purpose of investing in the Shares?

☐         Yes                  ☐         No

If your answer to question 1 is “No” CHECK whichever of the following statements (a-e) is applicable to the subscribing entity. If your answer to question 1 is “Yes” the subscribing entity must be able to certify to statement (2) below in order to qualify as an “accredited investor.”

The undersigned entity certifies that it is an “accredited investor” because it is:

a.

______ an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment advisor; or

b.	______ an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

c.

______ a corporation, partnership, or employee benefit plan and each of its stockholders, partners or beneficiaries meet at least one of the conditions described above under INDIVIDUAL ACCOUNTS. Please also CHECK the appropriate space in that section, and provide completed and signed subscription agreements for each such individual; or

d.

______ a self-directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under INDIVIDUAL ACCOUNTS. Please also CHECK the appropriate space in that section, and provide a completed and signed subscription agreement for such individual; or

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e.	______ a corporation, a Massachusetts or similar business trust, or a partnership that has total assets in excess of $5,000,000.

2.	If the answer to question 1 above is “Yes,” please certify that the statement below is true and correct:

_____

The undersigned entity certifies that it is an accredited investor because each of its stockholders, partners, members or beneficiaries meets at least one of the conditions described above under INDIVIDUAL ACCOUNTS. Please also CHECK the appropriate space in that section and provide completed and signed subscription agreements for each such individual.

C.	TRUST ACCOUNTS

	1.	Has the subscribing entity been formed for the specific purpose of investing in the Shares?

☐         Yes                  ☐         No

If your answer to question 1 is “No” CHECK whichever of the following statements (a-c) is applicable to the subscribing entity. If your answer to question 1 is “Yes” the subscribing entity must be able to certify to the statement (c) below in order to qualify as an “accredited investor.”

The undersigned trustee certifies that the trust is an “accredited investor” because:

a.

______ the trust has total assets in excess of $5,000,000 and the investment decision has been made by a “sophisticated person” (i.e., the person whose investment experience is detailed in Section IV below has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Shares); or

b.

______ the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Securities Act), a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), acting in its fiduciary capacity; or

c.

______ the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) meets at least one of the conditions described above under INDIVIDUAL ACCOUNTS. Please also CHECK the appropriate space in that section and provide completed and signed subscription agreements for each such individual.

D.	Verification of Accredited Investor Status. Under recent rules of the Securities and Exchange Commission, you are required to provide us with documentation verifying your status as an accredited investor. A “nonexclusive” list of possible verifications you may provide to us include the following:

•	verification based on income, such as copies of any Internal Revenue Service form that reports income, such as Form W-2, Form 1099, Schedule K-1 of Form 1065, and a filed Form 1040;

•	verification on net worth, including documentation dated within the prior three months, such as bank statements, brokerage statements, certificates of deposit, tax assessments and a credit report from at least one of the nationwide consumer reporting agencies.

•	a written confirmation from a registered broker-dealer, an SEC-registered investment adviser, a licensed attorney or a certified public accountant stating that such person or entity has taken reasonable steps to verify that you are an accredited investor within the last three months and has determined that you are an accredited investor.

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IV. COVENANTS AND CERTIFICATIONS
A.	Certifications.

1. I certify that the information contained herein is true and correct in all material respects and may be relied on by the Company. I will notify the Company promptly of any material change in any of such information.

2. Under penalties of perjury, I certify that (i) my taxpayer identification number shown in this Subscription Agreement is correct and (ii) I am not subject to backup withholding because (1) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends or (2) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (If you have been notified that you are subject to backup withholding and the Internal Revenue Service has not advised you that backup withholding has been terminated, strike out item (ii)).

3. I certify that I am purchasing the Shares solely for my own account, not as a nominee or agent, and not for the beneficial interest of any other person or with a view to or for resale in connection with any distribution of the Shares or any grant of participation therein.

4. I certify that I am able to bear the economic risk of my investment in the Shares, have adequate means of providing for my current needs and possible contingencies, and have no need for liquidity of my investment.

B.	Review of Information. I have been furnished with and have carefully read the Memorandum and the Exhibits and any supplements attached thereto.

C.	Survival. I agree that the representations, certifications and agreements set forth in this Subscription Agreement shall survive the purchase and delivery of the Shares.

D.	Restricted Securities. I understand that the investment in the Shares is an illiquid investment. In particular, I recognize that:

1. I must bear the economic risk of investment in the Shares for an indefinite period of time, since the Shares have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Company to that effect is obtained (if requested by the Company).

2. I consent to the affixing by the Company of such legends on certificates representing the Shares and the underlying securities as any applicable federal or state securities law may require from time to time.

3. I represent and warrant to the Company that:

a.

I have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Shares, including, but not limited to, the risks set forth under “Risk Factors” in the Memorandum.

b.

I have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Shares and anything set forth in the Memorandum;

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c.	I have not been furnished any offering literature by the Company or any of its affiliates, associates or agents other than the Memorandum, and the documents referenced therein;

d.	I am acquiring the Shares for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Shares;

e.

The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Shares, (ii) has obtained such additional tax and other advice that it has deemed necessary in connection with this purchase, (iii) has its principal place of business at its residence address set forth in the Subscription Agreement, and (iv) has not been formed for the specific purpose of acquiring the Shares (although this may not necessarily disqualify the subscriber as an investor). The persons executing the Subscription Agreement, as well as all other documents related to the Offering, represent that they are duly authorized to execute all such documents on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required);

f.

All of the information which I have furnished to the Company or which is set forth in the Subscription Agreement is correct and complete as of the date of the Subscription Agreement. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information;

g.	I further agree to be bound by all of the terms and conditions of the Offering described in the Memorandum; and

h.	I am the only person with a direct or indirect interest in the Shares subscribed for by the Subscription Agreement.

i.

I am aware no federal or state agency has reviewed or passed upon the adequacy of the offering of Shares, made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Shares as an investment.

E.	Termination. I agree that this subscription is and shall be irrevocable, but my obligations hereunder will terminate if this subscription is not accepted by the Company.

F.	Miscellaneous.

1. I agree to indemnify and hold harmless the Company and its officers, directors, employees, agents and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the undersigned herein, or in any document provided by the undersigned to the Company.

2. This subscription and the registration rights granted hereby are not transferable or assignable by me without the written consent of the Company.

3. If more than one person is executing this document, the obligations of each shall be joint and several and the representations and warranties contained in the Subscription Agreement shall be deemed to be made by, and be binding upon, each of these persons and his heirs, executors, administrators, successors and assigns.

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4. This subscription, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors and assigns.

5. The Subscription Agreement shall be construed in accordance with and governed in all respects by the internal laws of the State of Nevada, without giving effect to the principles of conflicts of laws.

6. Any notices to be given hereunder may be given and shall be effective as follows:

a.	to the Company at its principal place of business located at 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2.

b.	to the undersigned, at his or its address appearing in the Company’s transfer records;

c.	notices by personal delivery shall be effective upon such delivery;

d.	notices may be sent by a nationally-recognized overnight courier, such notice to be effective at time of delivery or attempted delivery upon production of proof of same; and

e.	notices may also be sent by registered or certified mail, return receipt requested, and shall be effective three days after mailing, upon production of proof of receipt or of attempted delivery.

BY SIGNING, I ACKNOWLEDGE THAT I HAVE RECEIVED AND CAREFULLY REVIEWED THE MEMORANDUM AND THAT I HEREBY AGREE TO BE BOUND BY THE TERMS OF THIS SUBSCRIPTION AGREEMENT.

V. SIGNATURES

The Subscription Agreement contain various agreements, certifications and representations by investors and should be carefully reviewed in their entirety before executing this signature page.

I certify that I have reviewed and I am familiar with the terms of the Memorandum. I agree to be bound by all of the terms and conditions of this Subscription Agreement.

Dated: _____________________________, 2022

Print name of individual subscriber, custodian, corporation, trustee:	Signature of individual subscriber, authorized person, trustee:

Print name of co-subscriber, authorized person, co-trustee if required by trust instrument:	Signature of co-subscriber, authorized person, co-trustee if required by trust instrument:

SUBSCRIPTION ACCEPTED: Allied Corp., a Nevada corporation By: Its: Dated: , 20___

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VI. VERIFICATION OF ACCOUNT REPRESENTATIVE

I state that I am familiar with the financial affairs and investment objectives of the investor named above and reasonably believe that a purchase of the Shares is a suitable investment for this investor and that the investor, either individually or together with his professional advisor, understands the terms of and is able to evaluate the merits of this Offering.

I acknowledge:

A.	that I have reviewed the Memorandum and the Exhibits and any supplements attached thereto;

B.	that I have reviewed the Subscription Agreement attached as Exhibit A to the Memorandum and attachments (if any) thereto;

C.	that the Subscription Agreement and attachments thereto have been fully completed and executed by the appropriate party; and

D.

that I have reviewed the financial and personal circumstances of the above-named investor to ascertain that he is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

FINRA BROKER-DEALER	REGISTERED REPRESENTATIVE

(Name of Broker-Dealer)	(Signature)

(Street Address of Registered Representative’s Office)	(Print Name)

(City of RR’s Office) (State) (Zip)	(Registered Representative I.D. Number)

(Telephone Number of Registered Representative’s Office)	(Date)

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